UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2020 (March 4, 2020)

UAS Drone Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

 (State or Other Jurisdiction of Incorporation)

000-55504	47-3052410
(Commission File Number)	(IRS Employer Identification No.)

1 Etgar Street, Tirat-Carmel, Israel	3903212
(Address of Principal Executive Offices)	(Zip Code)

011-972-4-8124101

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

FORWARD-LOOKING STATEMENTS

The statements contained in this Current Report on Form 8-K (the “Current Report”) that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this Current Report and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this Current Report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the U.S. Securities and Exchange Commission (the “SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Current Report, unless otherwise specified, all dollar amounts are expressed in United States dollars. Except as otherwise indicated by the context, references in this Current Report to “Duke”, “we,” “us” and “our” are references to Duke Robotics, Inc., including the operating and financial results of Duke, and references to “Company” are references to the post-Share Exchange entity.

BACKGROUND

On March 4, 2020, UAS Drone Corp., a Nevada Corporation (the “Company”), consummated a Share Exchange Agreement with Duke Robotics, Inc., a Delaware corporation (“Duke”), and the shareholders of Duke who executed and delivered the Share Exchange Agreement (the “Share Exchange Agreement”), pursuant to which Duke became a majority-owned subsidiary of the Company (the “Share Exchange”). The Share Exchange closed on March 10, 2020. Such closing date is referred to as the “Effective Time.”

Pursuant to the terms of the Share Exchange Agreement, at the Effective Time, the Company issued an aggregate of 28,469,065 shares of its common stock to the Duke stockholders in exchange for 22,920,107 shares of Duke’s issued and outstanding shares of common stock, representing approximately 99% of Duke’s issued and outstanding shares of common stock. Accordingly, each outstanding share of Duke common stock was exchanged for the right to receive 1.2421 shares of the Company’s common stock (the “Exchange Ratio”). Of the shares of Duke common stock that were exchanged for shares of the Company’s common stock, 51,410 (representing 63,856 shares of the Company’s common stock post-Share Exchange) shall be issued but remain in escrow until the Company completes a short-form merger, or other similar transaction, pursuant to which, such shares will be issued to their respective holders. These Duke stockholders not receiving shares of the Company’s common stock in exchange for their shares of Duke common stock at the Effective Time are referred to as the Non-Participating Duke Holders.

As such, at the Effective Time, the Duke stockholders owned an equivalent of approximately 71% of the Company’s common stock. After giving effect to the Share Exchange, Duke became a subsidiary of the Company. Following the Share Exchange, the Company adopted the business plan of Duke. Duke is a robotics company dedicated to the development of an advanced robotics system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons.

Following the consummation of the Share Exchange, the Company intends to incorporate a wholly-owned subsidiary, which, according to the Company’s current plan, would then merge into, and acquire, the remaining outstanding shares of Duke held by those certain Duke shareholders that did not participate in the Share Exchange. The proposed acquisition of the shares of Duke common stock from the Non-Participating Duke Holders is expected to occur at the Exchange Ratio; however, there is and can be no guarantee that the Company is able to successfully conduct such second phase of the Share Exchange thereby causing Duke to become a wholly-owned subsidiary.

In conjunction with the consummation of the Share Exchange, and as a condition thereof, the Company entered into the following agreements: (i) several convertible loan agreements, on the same terms, in the aggregate amount of $965,000 (each, a ”Convertible Loan Agreement”), (ii) securities exchange agreements (each, an “Exchange Agreement”) with outstanding debt holders of the Company, Alpha Capital Anstalt (“Alpha”) and GreenBlock Capital LLC (“GBC”) to respectively cancel existing debentures or debt and in exchange issue new debentures in the aggregate amount of $400,000 (the “New Debentures”) and issue 698,755 and 65,198 shares of common stock to each of Alpha and GBC, respectively, (iii) several Securities Exchange Agreements, on the same terms, to exchange a Promissory Note, dated September 2, 2019, with a maturity date of September 2, 2021 in the amount of $35,000 (the “Promissory Note”) for 9,623,621 shares of Company common stock (the “Note Conversion”) and (iv) a Registration Rights Agreement (the “Registration Rights Agreement”) with GBC, Alpha, the Primary Lenders (as defined below) and certain Duke shareholders. The deemed beneficial owners of the common stock, or other securities, issuable under parties to the Convertible Loan Agreements and the Note Conversion are identical and, as such, we refer to these parties as the “Primary Lenders.”

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report, the Company acquired a majority of the issued and outstanding shares of Duke upon the consummation of the Share Exchange. Item 2.01(f) of Form 8-K provides that if the Company was a “shell company,” other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately before the Share Exchange, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the acquisition transaction.

To the extent that the Company was considered to be a shell company immediately before the acquisition transaction, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that, unless the context otherwise requires, the information provided below relates to the combined Company after the acquisition of the majority of the issued and outstanding shares of Duke.

Item 1.01.	Entry into a Material Definitive Agreement

Share Exchange

On March 10, 2020, the Company consummated the Share Exchange. For a description of the Share Exchange, and the material agreements entered into therewith, please see Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

In conjunction with the consummation of the Share Exchange, the Company entered into and closed on several other agreements. These agreements included the Securities Exchange Agreement, Convertible Loan Agreements and the Exchange Agreement.

Convertible Loan Agreements

On March 9, 2020, the Company entered into the Convertible Loan Agreements with each of the Primary Lenders, pursuant to which, the Primary Lenders agreed, subject to the satisfaction or waiver of the conditions set forth in each of the Convertible Loan Agreements, to provide the Company with an aggregate loan of $965,000.

The Primary Lenders will have the option to convert the unpaid balance of their respective Convertible Loan Agreements into shares of the Company’s common stock based on the lower of (A) lowest effective price per share set in connection with any funds raised by the Company during the six (6) months following the Effective Time (“Effective price” per share means (i) if only shares of Company common stock are sold in a transaction, the amount actually received in cash by the Company and (ii) if shares of Company common stock are sold in a transaction and, in connection therewith additional securities or rights are sold or otherwise issued, the amount actually received in cash by the Company, for the shares of Company common stock and such additional rights upon their issuance, reduced by the aggregate fair market value of the additional rights (as determined using the Black-Scholes option pricing model or another method determined by the Company in good faith), in each case divided by the number of shares of Company common stock issued in such transaction); (B) 80% of the lowest effective price per share set in connection with any funds raise by the Company at any time subsequent to six (6) months following the Effective Time until such time as the Loans are fully repaid or otherwise converted (provided however that such price per share shall not be available in the event of an issuance of Alternative Securities (as defined below) to the Primary Lender); (C) a price per share reflecting a post-money valuation of the Company of $15,000,000 following the next investment in the Company following the Effective Time; or (D) the conversion price, as adjusted for a Dilutive Event, under the New Debentures. The conversion price is currently $0.374.

If the Company issues shares of stock other than common stock or other securities (“Alternate Securities”) prior to the full conversion or repayment of the loan amount under each Convertible Loan Agreement, then the Primary Lender shall be entitled to declare that the shares issued pursuant to a conversion shall be Alternate Securities having the same class, rights, preferences and privileges as will be attached to such class of Alternate Securities; provided that in order to receive such Alternate Securities, the Primary Lender shall be required to convert the unpaid balance and accrued and unpaid interest then outstanding under the Convertible Loan Agreement in full. The Convertible Loan Agreements contain a beneficial ownership limitation set at 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the loan provided by the Primary Lender under their respective Convertible Loan Agreement; provided, however that each Primary Lender may increase such beneficial ownership limitation to 19.99% upon prior notice to the Company.

In addition, pursuant to the Convertible Loan Agreements, if prior to the maturity date of such loans, the Company enters into an event of default (as defined in the agreements), then the Primary Lenders shall have the right to convert the amount then outstanding under their respective Convertible Loan Agreements at the nominal price of the shares of common stock ($0.0001 per share of common stock).

Debenture Exchange

In addition, the Company entered into Exchange Agreements with each of Alpha and GBC, whereby the parties to the separate Exchange Agreements agreed to amend the terms of the debentures issued to such lenders in April 2015, 2016 and 2017 (the “Old Alpha Debentures”) and for advances made by GBC from February 2016 to the date hereof (the “GBC Debt Advances”) respectively, pursuant to separate SPAs, by way of cancellation of the Old Alpha Debentures and GBC Debt Advances and entering into the Exchange Agreement providing for the issuance of the New Debentures and the issuance of 698,755 and 65,198 shares of common stock to each of Alpha and GBC, respectively.

The New Debentures are in the aggregate amount of $400,000, mature three years from the date of their issuance, or on March 9, 2023, years, bear interest at a rate of 8% per year and are only convertible into shares of the Company’s common stock, at an original conversion price of $0.3740 (the “Original Conversion Price”); provided, however, that such Original Conversion Price shall be adjusted downward in the event that the Company, as applicable, sells or grants any options to purchase or sells or grants any right to reprice, or otherwise dispose or issues any common stock or common stock equivalents entitling any purchaser to acquire shares of the Company’s common stock at an effective price per share that is lower than the Original Conversion Price (such issuance, a “Dilutive Event”). In the event of a Dilutive Event at any time from the Effective Time through the six (6) month anniversary of the Effective Time, any such adjustment shall occur immediately after the completion of such period. The Exchange Agreement contains customary representations, warranties and covenants of the Company and purchaser for similar transactions.

Note Conversions

Immediately prior to the Effective Time, as a condition to the closing of the Share Exchange, the Company issued to the Primary Lenders of the Promissory Notes such number of the Company’s common stock equal to approximately 24% of the post-Exchange shares of the Company’s common stock, or an aggregate amount of 9,623,621 shares of the Company common stock, equal to a price of approximately $0.00367 per share, with the purpose of the recapitalization being to allow the Company to satisfy the conditions to completing the Share Exchange.

The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Convertible Loan Agreements, the Securities Exchange Agreements attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report.

Registration Rights

Immediately prior to the Effective Time, and effective at such time, the Company entered into the Registration Rights Agreement with, among others, Alpha, GBC and the Primary Lenders, to permit them to have their securities in the Company included in a registration statement for resale by the holder when filed by the Company on a piggyback basis and one demand registration right. The Company is responsible for bearing the costs of any of these acts of registration of the securities.

The foregoing description of the above referenced Registration Rights Agreement does not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Registration Rights Agreement attached as Exhibit 10.5, respectively, to this Current Report.

Item 2.01.	Completion of Acquisition or Disposition of Assets

SHARE EXCHANGE WITH DUKE ROBOTICS, INC.

On March 9, 2020, the Company consummated a share exchange agreement with Duke and the shareholders of Duke who executed and delivered the Share Exchange Agreement, pursuant to which Duke became a subsidiary of the Company. The Share Exchange closed at the Effective Time.

Pursuant to the terms of the Share Exchange Agreement, at the Effective Time, the Company issued an aggregate of 28,469,065 shares of its common stock to the Duke stockholders in exchange for 22,920,107 shares of Duke’s issued and outstanding shares of common stock, representing approximately 99% of Duke’s issued and outstanding shares of common stock. Accordingly, each outstanding share of Duke common stock was exchanged for the right to receive 1.2421 shares of the Company’s common stock. Of the shares of Duke common stock that were exchanged for shares of the Company’s common stock, 51,410 (representing 63,856 shares of the Company’s common stock post-Share Exchange) shall be issued but remain in escrow until the Company completes a short-form merger, or other similar transaction, pursuant to which, such shares will be issued to their respective holders. These Duke stockholders not receiving shares of the Company’s common stock in exchange for their shares of Duke common stock at the Effective Time are referred to as the Non-Participating Duke Holders.

As such, at the Effective Time, the Duke stockholders (excluding the Remaining Duke Shares) owned an equivalent of approximately 71% of the Company’s common stock. After giving effect to the Share Exchange, Duke became a subsidiary of the Company. Following the Share Exchange, the Company adopted the business plan of Duke. Duke is a robotics company dedicated to the development of an advanced robotics system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons.

As a condition for the consummation of the Share Exchange, the Company and Duke agreed to the following covenants and closing conditions: (i) a requirement that a closing of a convertible loan for aggregate gross proceeds of not less than $965,000 shall have occurred immediately prior to the Effective Time; (ii) the Company and each of GBC and Alpha revise the terms of each of their outstanding debt in the Company as of the Effective Time; (iii) at the Effective Time, the resignation of Messrs. Grant A. Begley, Christopher Leith and Chris Nelson as directors and/or officers of the Company and the appointment of Yariv Alroy, Erez Nachtomy, Eran Antebi and Sagiv Aharon as directors of the Company and Sagiv Aharon as an officer of the Company; and (v) the receipt of executed pay-off letters and releases relating to liabilities of the Company.

Following the consummation of the Share Exchange, the Company intends to incorporate a wholly-owned subsidiary, which, according to the Company’s current plan, would then merge into, and acquire, the remaining outstanding shares of Duke held by the Non-Participating Duke Holders. The proposed acquisition of the shares of Duke common stock from the Non-Participating Duke Holders is expected to occur at the Exchange Ratio.

In addition, immediately prior to the Effective Time, as a condition to the closing of the Share Exchange, the Company closed the (i) Convertible Loan Agreements, (ii) Note Conversion and (iii) and issuance of the New Debentures to Alpha and GBC along with 698,755 and 65,198 shares of common stock to each of Alpha and GBC, respectively, pursuant to the respective Exchange Agreements.

At the Effective Time, Messrs. Grant A. Begley, Christopher Leith and Chris Nelson resigned as directors and/or officers of the Company, and immediately thereafter, as of the Effective Time, the Company’s board of directors and executive officers were reconstituted by the appointment of Sagiv Aharon, Yariv Alroy, Erez Nachtomy and Eran Antebi as directors and Sagiv Aharon as both Chief Executive Officer (the “CEO”), Chief Technology Officer (the “CTO) and President.

Pro Forma Ownership

Following the issuance of the Company’s shares of common stock in exchange for shares of Duke common stock, as of the Effective Time, there was an equivalent of approximately 22,920,107 shares of Duke’s common stock issued and outstanding. As a result of the Share Exchange, Duke’s pre-Share Exchange Agreement stockholders hold approximately 71% of the Company’s issued and outstanding shares of common stock.

For financial accounting purposes, the Share Exchange between the Company and Duke was accounted for as a reverse recapitalization and, as a result of the Share Exchange, the Company ceased to be a shell company. As the shareholders of Duke received the largest ownership interest in the Company, Duke was determined to be the “accounting acquirer” in the reverse recapitalization. As a result, the historical financial statements of the Company were replaced with the historical financial statements of Duke.

In addition, Duke previously entered into agreements with certain persons pursuant to which Duke agreed to issue both options to purchase shares of its common stock as well as restricted shares. In connection with the Share Exchange, Duke entered into side letters with such persons pursuant to which Duke and such persons agreed that such options to purchase shares of Duke common stock and restricted stock shall be issued subsequent to the Effective Date for securities of a similar type. Accordingly, we intend to issue options to purchase 995,000 shares of our common stock and 133,333 restricted shares, in addition to any other options to purchase shares of the Company’s common stock that the Company may issue from time to time under a yet to be approved equity incentive plan. None of the aforementioned issuances are to our current or previous executive officers or directors.

DESCRIPTION OF BUSINESS OF DUKE ROBOTICS, INC.

Corporate Overview

Duke was incorporated under the laws of the State of Delaware in March 2016. Prior to incorporating in Delaware, we operated through Duke Airborne Systems Ltd. (“Duke Israel”), which was formed under the laws of the State of Israel in March 2014. As a result of our incorporation in the State of Delaware in 2016, Duke Israel became our wholly-owned subsidiary. At the Effective Time of the Share Exchange, Duke became a subsidiary of the Company.

Company Overview

Duke is a robotics company dedicated to the development of an advanced robotics stabilization system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons. Our advanced robotics system is able to achieve pinpoint accuracy regardless of the movement of the weapons platform or the target.

Although our first product has been designed to be used by an unmanned aerial system (a “UAS”), our robotic solutions are also adaptable to other military vehicles, boats and stationary environments, as well as civilian purposes, such as, high definition, high-end stabilized cameras. We believe that our system is to small arms and light weapons (e.g., weapons weighing less than 9 kilograms, or kg, or approximately 19.9 pounds) as drones are to air-to-ground missiles.

We have completed our first generation of our robotic systems. Prior to marketing our systems to potential customers, for security reasons, we are required to obtain various governmental approvals for each sale. We have filed marketing applications with the Israeli Ministry of Defense (“IMOD”)and as a result thereof, currently hold marketing approvals for about 50 countries, including the United States. Currently, our commercialization efforts are primarily focused on the U.S. market, with secondary efforts outside of the United States focused primarily on Western Europe.

Market Opportunity

The classic confrontation of army against army has become rare, while guerilla (or asymmetric) warfare has unfortunately become commonplace. Further, the foreign policy of the United States and other countries is increasingly designed around the parameter of not employing “boots on the ground” while at the same time minimizing collateral damage. The United States and other countries around the world have significantly increased their use of UASs for intelligence gathering, surveillance and tactical applications, such as delivery of heavy ordnance bombs and missiles. The use of UASs to fire small arms and light weapons from the air, however, has not yet become a viable option. Our technology thus addresses a crucial need of modern warfare to bring a wide range of weapons other than bombs and missiles to bear on remote hostile targets without risk to the military personnel deploying the weapons, while at the same time minimizing collateral damage. In addition, the rapid evolution of small unmanned air systems (“sUAS”) technologies, along with their size and low cost, enables novel concepts of employment that present challenges to current defense systems, creating new asymmetric threats for warfighters. Our system also addresses this crucial need for counter sUAS solutions and offers a kinetic interception, or “drone kill drone,” capability for defeating enemy sUAS.

Our system was designed with input from veterans of Israel’s elite special mission units. It is operated intuitively via a touch-based tablet, which serves as its control unit. Minimal prior training is required in order to operate the robot. In June 2016, our robot mounted on our UAS Octocopter platform was awarded the top prize at the Combating Terrorism Technology Conference sponsored by the United States Defense Department’s Combating Terrorism Technical Support Office, Israel’s Ministry of Defense Directorate of Defense Research and Development and the MIT Enterprise Forum of Israel.

Products

UAS Octocopter Integrated with Six Degrees of Freedom (“6 DOF”) Robotic Gimbal

Our special purpose UAS Octocopter (DK-HIPPOGRIFF) integrates for operational usage with our 6 DOF robot and is intended primarily for Military and homeland security purposes. Our lightweight robot allows accurate firing from various configurations consisting of UAS-mounted, land-mounted on light all-terrain vehicles and sea-mounted on boats. The robot is mounted on our UAS Octocopter platform, a combined system which we market under the commercial name “TIKAD.”

In addition to the various configurations and mounting options, the robots also permit the utilization of a wide range of small arms, light weapons and shotguns, with lethal and less lethal ammunition, with a maximum weight of nine (9) kilograms (approximately twenty (20) pounds). The combination of our robot, along with our stabilization platform and software, provides a unique firing platform that permits precision firing regardless of weather conditions or other variables.

Additionally, our robot may also be utilized as a ground sniper platform. Since the robot is a standalone unit, it can be mounted on a patrol or attack vehicle or be positioned at a strategic location. The capability of remote operation without the need to expose the operator to tactical danger can replace troops in different settings. This capability may reduce the number of casualties due to “friendly fire” incidents and may also significantly reduce exposure and risk to combat troops. Our robot is controlled by a remote-control device that permits the user to exert full control over its functions, including arming the robot as well as control the firing mechanism.

Our lightweight robot can also be used for civilian purposes and bring solutions that do not yet exist for different tasks that require high-end stabilization, such as: vertical takeoff and landing (“VTOL”) robotic landing gear for drones, VTOL aircrafts and medical aid robotic uses. We do not initially intend to focus on the sale of the robot for civilian purposes but expect our sales of the robot to increase as additional product options expand. We will also address, as needed, evolving regulation of civilian UASs.

  TIKAD mounted with M4 5.56mm Assault Rifle and the Control Unit

Assembly and Testing

Currently, we assemble both our robots and UAS Octocopter at our facilities in Israel. We outsource the production of certain components to third-party manufacturers, from which we purchase supplies and custom-made machined parts required for the production of our robots and UAS Octocopter, all of which we assemble with the final product in our facilities. We currently source our parts and materials from approximately twenty (20) suppliers located primarily in the United States, Europe, Israel and China. We are not, however, dependent on any single manufacturer. In addition, while the components we purchase are built according to our specific designs and requests, we believe the components and materials we purchase are common in nature and can easily be obtained from alternative suppliers, if necessary. Components are tested and approved against the expected points of failure during extended and aggressive operations. For example, we test items such as the load carrying capacity of our products as well as various software components. After the lab testing phase, the robot and UASs undergoes a series of field tests which examine the operation of each function. Results are combined with multi-phased airborne testing.

In addition, we have not executed supply agreements with our third-party suppliers. More importantly, our proprietary and confidential complex kinematic algorithms and control software is our most valuable intellectual property. We have built an in-house laboratory to support the assembly and commercialization of our products. We believe that the current size and capacity of our in-house laboratory, located at our facilities in Israel, will be sufficient to support all of our commercialization activities in the near future.

Market Strategy

We expect that our growth will initially derive from sales of TIKAD (our robot mounted on UAS Octocopter platform), and later from sales of our robot mounted on other platforms, such as light all-terrain vehicles and sea-mounted on boats.

●	Focus on sales in the United States. We believe that the United States military will be our lead and reference customer. The United States alone presents a significant and diverse market opportunity – special operation forces units, various counter-terrorism (federal, state and city) units, regular local police forces (the use of less-lethal weapons), U.S. Army, National Guard, US Navy, Coast Guard and the Border Police.

●	Sales to NATO. We believe adoption of our products in the United States will open the markets in countries that are U.S. allies such as the NATO countries.

●	Civilian Market. We believe that our robot, due to its novel and unique capabilities, including stabilization of six degrees of freedom in real-time, can bring solutions that do not yet exists for different tasks that require high end stabilization, such as VTOL robotic landing gear for drones and aircraft that enables take-offs and landings on uneven terrain and on steep slopes and medical uses for robotic procedures which need high accuracy.

Intellectual Property

Our success depends, at least in part, on our ability to protect our proprietary technology and intellectual property, and to operate without infringing or violating the proprietary rights of others. We rely on a combination of trade-secrets, know-how, and other contractual rights (including confidentiality and invention assignment agreements) to protect our intellectual property rights. We also restrict access to our sensitive intellectual property information to our most senior management.

To protect certain key technologies, we have submitted a US patent Application for Stabilization System patents, which is pending. We do not know whether any of our current or future patent applications will result in the issuance of any patents.

Sales and Marketing

Marketing and sales efforts are currently concentrated on TIKAD. Our robot has been designated as a unique system by the IMOD and has received official approval as the sole supplier of this solution to the IMOD. The IMOD has also publicly endorsed our combined robotic and UAS system, which we market under the commercial name TIKAD, as an innovative future battlefield technology that may be implemented by the Israeli Defense Forces (the “IDF”).

We are currently in the process of building up our sales and marketing infrastructure primarily in the United States. This includes cooperation with agents, distributors and resellers of products that are experienced in our market. We have engaged an experienced U.S.-based strategic consultant for U.S. Government and Customer relations with a proven track record in the Defense market. We intend to focus our sales efforts in the United States because the U.S. military in general and special operation forces units in particular are expected to be our largest customers, both in our early commercialization stage and for the foreseeable future.

Competition

While we believe that our products are novel, and that we have unique knowledge of military operational demands and challenges and years of developing complex military airborne systems and advanced robotics, the defense industry is a competitive environment. Competition is based on product and program performance, price, reputation, reliability, life cycle costs, overall value to the customer and responsiveness to customer requirements. This includes the ability to respond to rapid changes in technology. In addition, our competitive position sometimes may be affected by specific requirements in particular geographic and product markets.

Continuing consolidation in the defense industry has affected competition. In addition, many major prime contractors are increasing their in-house capabilities. These factors have decreased the number but increased the relative size and resources of our competitors. We plan to continually adapt to market conditions by adjusting our business strategy to changing market conditions. In addition, we plan to seek to enter into strategic partnership and cooperation agreements that we believe can assist us in overcoming the challenges of competing in our industry. We also anticipate continued competition in defense markets due to declining defense budgets in many countries.

Our competitors, either alone or through their strategic partners, might have substantially greater name recognition and financial, technical, manufacturing, marketing and human resources than we do. These entities may also have significantly greater experience and infrastructure in commercializing defense products, obtaining regulatory approval for those products and commercializing those products around the world.

Government Regulation

Government Contracting Regulations. We operate under laws, regulations and administrative rules governing defense and other government contracts, mainly in Israel and the United States. Some of these carry major penalty provisions for non-compliance, including disqualification from participating in future contracts. In addition, our participation in governmental procurement processes in Israel, the United States and other countries is subject to specific regulations governing the conduct of the process of procuring defense and homeland security contracts.

Israeli Export Regulations. Israel’s defense export policy regulates the sale of a number of our systems and products. Current Israeli policy encourages exports to approved customers of defense systems and products such as ours, as long as the export is consistent with Israeli government policy. Subject to certain exemptions, a license is required to initiate marketing activities. We also must receive a specific export license for defense related hardware, software and technology exported from Israel. Israeli law also regulates export of “dual use” items (items that are typically sold in the commercial market but that also may be used in the defense market). We have filed marketing applications with the IMOD and have already received marketing approvals for about fifty (50) countries including the U.S. It is expected that in the mid-term more than seventy-five (75%) of our revenue will be derived from exports subject to Israeli export regulations.

Approval of Israeli Defense Acquisition. The Israeli Defense Entities Law (Protection of Defense Interests) establishes conditions for the approval of an acquisition or transfer of control of an entity that is determined to be an Israeli “defense entity” under the terms of the law. Designation as a “defense entity” is to occur through an order to be issued jointly by the Israeli Prime Minister, Defense Minister and Economy Minister. Although no such orders relating to us have been issued as of the date hereof, it is possible that our Israeli subsidiary may be designated as a “defense entity” under the law. An order (pursuant to the law) would establish conditions and restrictions regarding non-Israeli control of our Israeli subsidiary. For example, Israeli government approval might be required for acquisition of twenty-five percent (25%) or more of the voting securities or a smaller percentage of shares of common stock that grant “means of control” in the Company, if such were to directly affect the control of our Israeli subsidiary. Means of Control for the purposes of the law includes the right to control the vote at a shareholders’ meeting or to appoint a director.

Approval of U.S. and Other Defense Acquisitions. Many countries in addition to Israel also require governmental approval of acquisitions of local defense companies or assets by foreign entities. Mergers and acquisitions of certain types of defense related businesses in the U.S. are subject to the Foreign Investment and National Security Act (“FINSA”). Under FINSA, foreign acquisitions of certain types of defense related businesses in the U.S. require review, and in some cases approval, by the Committee on Foreign Investment in the United States (“CFIUS”). In that regard, if a foreign entity attempts to acquire us or all of our domestic assets, such transactions may be subject to FINSA, and in certain instances CFIUS has the authority to order divestment and cancellation of the transaction.

“Buy American” Laws. The U.S. “Buy American” laws impose price differentials or prohibitions on procurement of products purchased under U.S. government programs. The price differentials or prohibitions apply to products that are not made in the United States or that do not contain U.S. components making up at least fifty percent (50%) of the total cost of all components in the product. However, a Memorandum of Agreement between the United States and Israeli governments waives the “Buy American” laws for specified products, including most of the products we are currently selling in the United States.

Procurement Regulations. Solicitations for procurements by governmental purchasing agencies in Israel, the United States and other countries are governed by laws, regulations and procedures relating to procurement integrity, including avoiding conflicts of interest, corruption, human trafficking and conflict minerals in the procurement process. Such regulations also include provisions relating to information assurance and for the avoidance of counterfeit parts in the supply chain.

Anti-Bribery Regulations. We conduct operations in a number of markets that are considered high risk from an anti-bribery compliance perspective. Laws and regulations such as the Israel Penal Code, the Organization for Economic Cooperation and Development (“OECD”) Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and corresponding legislation in other countries, prohibit providing personal benefits or bribes to government officials in connection with the governmental procurement process. Israeli defense exporters, like ourselves, are required to maintain an anti-bribery compliance program, including specific procedures, record keeping and training.

Audit Regulations. The IMOD may audit our books and records relating to its contracts with us. Our books and records and other aspects of projects that will be related to the U.S. defense contracts will be subject to audit by U.S. government audit agencies. Such audits review compliance with government contracting cost accounting and other applicable standards. If discrepancies are found this could result in a downward adjustment of the applicable contract’s price. Some other customers have similar rights under specific contract provisions.

Civil Aviation Regulations. Several of our products for commercial aviation applications are subject to flight safety and airworthiness standards of the U.S. Federal Aviation Administration and similar civil aviation authorities in Israel, Europe and other countries.

Environmental, Health and Safety Regulations. We are subject to a variety of environmental, health and safety laws and regulations in the jurisdictions in which we have operations. This includes regulations relating to air, water and ground contamination, hazardous waste disposal and other areas with a potential environmental or safety impact.

Employees

We currently have no full-time employees and only have one (1) executive officer. We hire freelance contractors and consultants in order to limit our operating expenses and therefore allowing us to scale as necessary. We maintain long-term relationships with these freelance contractors and consultants. Following the Share Exchange, the Company may enter into an employment or service agreements with its CEO, CTO and President.

All of our consulting agreements include undertakings with respect to non-competition and assignment to us of intellectual property rights developed in the course of employment and confidentiality. The enforceability of such provisions is limited for some employees by Israeli law.

RISK FACTORS

The following risk factors, among others, could affect our actual results of operations and could cause our actual results to differ materially from those expressed in forward-looking statements made by us. These forward-looking statements are based on current expectations and except as required by law we assume no obligation to update this information. You should carefully consider the risks described below and elsewhere in this Current Report before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Our common stock is considered speculative and the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. The following risk factors are not the only risk factors facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business.

Risks Related to our Business and Industry

We have a limited operating history and have generated limited revenues to date.

Our limited operating history makes evaluating the business and future prospects difficult, and may increase the risk of your investment. Our operating subsidiary in Israel was formed in March 2014. To date, we have generated limited revenues and have not yet begun meaningful commercialization efforts with respect to our products. We intend in the long-term to derive substantial revenues from the sales of our products as well as future models of other robots and our UAS platforms for both military and civilian use, but there can be no assurance that we will be able to do so.

We may not be able to obtain adequate financing to continue our operations.

We expect that we will need to raise additional funds to continue the design, manufacture, sale and servicing of our TIKAD as well as develop future robot products and other platforms for the implementation of our robot. We believe that we will need to raise additional capital in the future to fund our research and development and commercialization efforts. If we seek to raise additional capital, we may do so through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions or other persons. This capital will be necessary to fund ongoing operations, continue research, development and design efforts, establish a sales infrastructure and make the investments in tooling and equipment required to develop and manufacture our products. Moreover, the terms of any financing may adversely affect the holdings or the rights of holders of our securities and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common shares to decline. The New Debentures and the terms of the Convertible Loan Agreements each include terms that could create further dilution to other holders if we were to raise capital at a lower price per share or upon other terms, which could also make closing any such future financing, if any, more difficult. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

A pandemic, epidemic or outbreak of an infectious disease in the United States, Israel or elsewhere may adversely affect our business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States, Israel or elsewhere, our business may be adversely affected. In December 2019, a novel strain of coronavirus (also known as COVID-19), was identified in Wuhan, China. This virus continues to spread globally and, as of March 2020, has spread to over 50 countries, including the United States and Israel. While the spread of COVID-19 has not yet directly impacted our operations, we continue to monitor our operations and government recommendations and may elect to temporarily close our office and/or manufacturing space. The spread of an infectious disease, including COVID-19, may also result in the inability of our suppliers to deliver components or raw materials on a timely basis. In addition, our customers may reduce or postpone certain purchases in response to the spread of an infectious disease and budgeting issues as a result thereof. Such events may result in a period of business and manufacturing disruption, and in reduced operations, any of which could materially affect our business, financial condition and results of operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others

We have inadequate capital and need for additional financing to accomplish our business and strategic plans. Terms of subsequent financing, if any, may adversely impact your investment.

We have very limited funds, and such funds are not adequate to develop our current business plan. Our ultimate success may depend on our ability to raise additional capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding.

We may have to engage in common equity, debt, or preferred stock financings in the future. Your rights and the value of your investment in the common stock could be reduced by the dilution caused by future equity issuances. Interest on debt securities could increase costs and negatively impact operating results. In the event we are permitted to issue preferred stock pursuant to the terms of our articles of incorporation, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock would be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms possibly less favorable to us, or which trigger dilutive issuances of our common stock to the holders of the New Debentures or the Primary Lenders, and thereby adversely impact your investment. Shares of common stock which we sell from time to time could be sold into any market that develops, which could adversely affect the market price of our common stock.

Duke’s independent auditor firm has expressed in its report to Duke’s 2018 audited financial statements for the year ended December 31, 2018, a substantial doubt about its ability to continue as a going concern.

We only recently entered the commercialization stage and the development and commercialization of our products are uncertain and expected to require substantial expenditures. We have not yet generated sufficient revenues from our operations to fund our activities, and are therefore dependent upon external sources for financing our operations. There is a risk that we will be unable to obtain necessary financing to continue our operations on terms acceptable to us or at all. As a result, Duke’s independent auditor firm has expressed in its auditors’ report on the financial statements for December 31, 2018, a substantial doubt regarding Duke’s ability to continue as a going concern. Duke’s financial statements for December 31, 2018, do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. If we cannot continue as a going concern, our stockholders may lose their entire investment in the common stock.

Our revenues will depend heavily on government contracts

We expect to derive most of our future revenues directly or indirectly from government agencies, mainly the U.S. Department of Defense (“DoD”). In addition, we offer our products to IMOD and intend to offer these to other governmental and quasi-governmental agencies around the world, including U.S. allies such as the NATO and equivalent authorities of various countries pursuant to contracts awarded to us under defense and homeland security-related programs. Technology products from foreign countries have an inherent disadvantage against domestic offerings. The funding of government programs could be reduced or eliminated due to numerous factors, including geo-political events and macro-economic conditions that are beyond our control. Reduction or elimination of government spending under our contracts would imperil the sales of our products and may cause a negative effect on our revenues, results of operations, cash flow and financial condition.

We face other risks in our expected international sales.

We expect to derive a significant portion of our revenues ultimately from international sales. Changes in international, political, economic or geographic events could cause significant reductions in our revenues, which could harm our business, financial condition and results of operations. In addition to the other risks from international operations set forth elsewhere in these Risk Factors, some of the risks of doing business internationally include imposition of tariffs and other trade barriers and restrictions, political and economic instability in the countries of our customers and suppliers, changes in diplomatic and trade relationships and increasing instances of terrorism worldwide. Due to our subsidiary being located in the State of Israel, some of these risks may be affected by Israel’s overall political situation. (See “Risks Related to Israeli Law and Our Operations in Israel” below.)

We operate in a competitive industry.

While we believe that we are the only developer and manufacturer of UASs capable of pinpoint accurate firing of light weapons, the UAS market generally in which we participate is highly competitive and becoming more so. This market is also characterized by rapid and innovative technological change. If we are unable to improve existing systems and products and develop new systems and technologies in order to meet evolving customer demands, our business could be adversely affected. In addition, our competitors could introduce new products with innovative capabilities, which could adversely affect our business. We compete with many large and mid-tier defense companies on the basis of system performance, cost, overall value, delivery and reputation. Many of these competitors are larger and have greater resources than us, and therefore may be better positioned to take advantage of economies of scale and develop new technologies.

We may experience production delays if suppliers fail to make compliant or timely deliveries.

The manufacturing process for some of our products largely consists of the assembly, integration and testing of purchased components. If a supplier stops delivery of such components, finding another source could result in added cost and manufacturing delays. Moreover, if our subcontractors fail to meet their design, delivery schedule or other obligations we could be held liable by our customers, and we may be unable to obtain full or partial recovery from our subcontractors for those liabilities. The foregoing risks could have a material adverse effect on our operating results.

Undetected problems in our products could impair our financial results and give rise to potential product liability claims.

If there are defects in the design, production or testing of our products and systems, we could face substantial repair, replacement or service costs, potential liability and damage to our reputation. Defects or malfunctioning of our products, if they were to occur, would likely result in significant damage and loss of life. We may not be able to obtain product liability or other insurance to fully cover such risks, and our efforts to implement appropriate design, testing and manufacturing processes for our products or systems may not be sufficient to prevent such occurrences, which could have a material adverse effect on our business, results of operations and financial condition.

Our business depends on proprietary technology that may be infringed.

Many of our systems and products depend on our proprietary technology for their success. Like other technology-oriented companies, we rely on a combination of trade secrets, copyrights and trademarks, together with non-disclosure agreements, confidentiality provisions in sales, procurement, employment and other agreements and technical measures to establish and protect proprietary rights in our products. While we are in the process of seeking patents for our technology, there is no guarantee that such patents will be granted. Our ability to successfully protect our technology may be limited because:

●	intellectual property laws in certain jurisdictions may be relatively ineffective;

●	detecting infringements and enforcing proprietary rights may divert management’s attention and company resources;

●	contractual measures such as non-disclosure agreements and confidentiality provisions may afford only limited protection;

●	any patents we may receive will expire, thus providing competitors access to the applicable technology;

●	competitors may independently develop products that are substantially equivalent or superior to our products or circumvent our intellectual property rights; and

●	competitors may register patents in technologies relevant to our business areas;

In addition, various parties may assert infringement claims against us. The cost of defending against infringement claims could be significant, regardless of whether the claims are valid. If we are not successful in defending such claims, we may be prevented from the use or sale of certain of our products, or liable for damages and required to obtain licenses, which may not be available on reasonable terms, any of which may have a material adverse impact on our business, results of operation or financial condition.

Potential product liability claims could adversely affect our future earnings and financial condition.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products results in adverse effects. We may not be able to maintain adequate levels of insurance for these liabilities at reasonable cost and/or reasonable terms. Excessive insurance costs or uninsured claims would add to our future operating expenses and adversely affect our financial condition.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to retain and motivate existing employees. Due to our reliance upon skilled laborers, the failure to attract, integrate, motivate, and retain current and/or additional key employees could have a material adverse effect on our business, operating results and financial condition. We do not maintain key person life insurance for any of our employees.

If we fail to manage growth or to prepare for product scalability effectively, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of March 1, 2020, we had only one (1) employee. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

Our management team may not be able to successfully implement our business strategies.

 If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

Significant disruptions of our information technology systems or breaches of our data security could adversely affect our business.

A significant invasion, interruption, destruction or breakdown of our information technology systems and/or infrastructure by persons with authorized or unauthorized access could negatively impact our business and operations. We could also experience business interruption, information theft and/or reputational damage from cyber-attacks, which may compromise our systems and lead to data leakage either internally or at our third party providers. Our systems have been, and are expected to continue to be, the target of malware and other cyber-attacks. Although we have invested in measures to reduce these risks, we cannot assure that these measures will be successful in preventing compromise and/or disruption of our information technology systems and related data.

We have applied for a patent for certain of our key technologies and may apply for additional patents in the future. Our ability to protect our intellectual property and proprietary technology is uncertain and may be inadequate, which may have a material and adverse effect on us.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We applied for a patent with the United States Office Patent and Trademark Office to protect certain of our key technologies, however, we cannot assure you that we will be able to control all of the rights for all of our intellectual property. We do not know whether any of our current or future patent applications, if any, will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to compounds or processes used by or competitive with ours. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or may even be superior to ours.

In the event a competitor infringes upon our intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

In addition, we have taken steps to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with all of our executive officers, employees, consultants and advisors, however, such agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States. However, we have not executed confidentiality agreement or non-compete agreements with our third-party suppliers and there is no restriction on their working with our competitors or selling our component designs to other parties. In that regard, we deem our complex kinematic algorithms and control software to be our most valuable intellectual property and is done in-house only with no sub-contractor involved.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

The sale of our products is subject to various regulatory requirements of the Israeli Ministry of Defense and will also be subject to regulatory requirements in countries in which we seek to sell our products.

Due to the fact that we sell products used that may be purchased in the defense and/ or military industry, and otherwise conduct business with the IMOD, we may be required to obtain approval from the IMOD with respect to each agreement for the sale of our products. In that regard, we are required to secure the approval of the IMOD prior to offering the sale of our products to any third party. In addition, we are required to obtain approvals from the IMOD prior to the execution and performance of any such agreement. If we fail to obtain approvals in the future, if approvals previously obtained are revoked or expire and are not renewed or if government policies change, our ability to sell our products and services to customers would be impacted, resulting in a material adverse effect on our business, revenues, assets, liabilities and results of operations.

Risks Related to our Common Stock

In connection with the Share Exchange, Duke obtained a ruling (the “Ruling”) from the Israeli Tax Authority with regard to the exemption of the Share Exchange from being considered as a tax event for Israeli stockholder of Duke. The Ruling we obtained in connection with the Share Exchange imposes conditions that may limit our flexibility in operating our business and our ability to enter into certain corporate transactions.

The Ruling we obtained in connection with the Share Exchange imposes a number of conditions that limit our flexibility in operating our business and in engaging in certain corporate transactions. In accordance with the terms of the Ruling, until the two year anniversary of the Effective Time, we agreed to maintain (and, to the extent that our operations expand, likewise expand) the same economic activity for the Company after the Share Exchange as conducted by Duke prior to such transaction and that the Israeli Duke stockholders continue to hold at least twenty-five percent (25%) of their holding in the Company’s issued and outstanding stock at the Effective Time. Under certain circumstances, these conditions may not allow us the flexibility that we need to operate our business and may prevent us from taking advantage of strategic opportunities that would benefit our business and our stockholders.

Our executive officer, directors and certain stockholders who are beneficial owners of more than 5% of our outstanding common shares possess the majority of our voting power, and through this ownership, have the ability to control our Company and our corporate actions.

Following the Share Exchange, our current executive officer and directors hold approximately 30% of the issued and outstanding voting power of the Company’s outstanding shares. These persons have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our directors and executive officer may have the power, acting alone or together, to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us. The interests of our executive officer may give rise to a conflict of interest with the Company and the Company’s shareholders.

In addition, we have a number of stockholders who are beneficial owners of more than 5% of our outstanding common shares, as of the Effective Time, including one such shareholder who beneficially owns approximately 19% of our issued and outstanding shares, and as such, also may have the ability to prevent us from entering into transactions that could be beneficial to us and/or other shareholders. In addition, we have four additional non-affiliated stockholders who are beneficial owners of more than 5% of our outstanding common shares. Although none of these non-affiliated stockholders currently have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions, obtaining their vote on certain matters may be necessary to effect certain actions that our management and directors otherwise deem to be in the best interests of the Company.

For additional details concerning beneficial ownership of our securities, please refer to the section below entitled “Post-Share Exchange Beneficial Ownership of the Company’s Common Stock” and with respect to voting power, please refer to the section below entitled “Description of Securities.”

There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is traded on the over-the-counter market with quotations published on the OTC Pink Current Information tier of the OTC Bulletin Board (the “OTCBB”), under the symbol “USDR”. The trading volume of our common stock historically has been limited and sporadic, and the stock prices have been volatile. As a result of the limited and sporadic trading activity, the quoted price for our common stock on the over-the-counter market is not necessarily a reliable indicator of its fair market value. The price at which our common stock will trade in the future may be highly volatile and may fluctuate as a result of a number of factors, including, without limitation, any potential business combination that we announce, as well as the number of shares available for sale in the market.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our common stock on the OTCBB may not necessarily be a reliable indicator of our fair market value. In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

Other factors that could have a similar impact include, but are not limited to:

●	the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Share Exchange may limit interest in our securities;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	variations in quarterly operating results from the expectations;

●	revisions in securities analysts’ estimates or reductions;

●	our ability to obtain working capital financing;

●	announcements of new products or services by us or our competitors and changes in our industry;

●	reductions in the market share of our products;

●	announcements by us or our competitors of significant strategic acquisitions;

●	loss of any strategic relationship;

●	regulatory developments;

●	general technological, market or economic trends;

●	investor perception of our industry or prospects;

●	insider selling or buying;

●	investors entering into short sale contracts;

●	regulatory developments affecting our industry; and

●	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms and securities institutions may not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity. No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

Our common stock may never be listed on a major stock exchange.

While we may seek the listing of our common stock on a national or other securities exchange at some time in the future, we currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

Our common stock is subject to price volatility unrelated to us or our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including quarterly operating results of other companies in the same industry, changes in general conditions in the economy and the financial markets, including COVID-19 or other developments affecting the Company’s competitors. In addition, the OTCBB is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations. If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial portion of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six (6) months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six (6) months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCBB). A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The securities issued in connection with the Share Exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Share Exchange are being issued in reliance on an exemption from the registration requirements under Section 4(a)(2) of the Securities Act. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Share Exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The sales practice requirements of the Financial Industry Regulatory Authority (“FINRA”) may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy the Company’s common stock, which may limit your ability to buy and sell the Company’s stock and have an adverse effect on the market for our shares.

Risks Related to Israeli Law and Our Operations in Israel

We have offices and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

While our executive offices are located in the United States, we maintain offices in Israel. In addition, many of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighbouring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. During November 2012, July 2014 and as recently as November 2019, Israel was engaged in an armed conflict with militia groups, one of which is a political party who control the Gaza Strip. In addition, recent political uprisings and conflicts in various countries in the Middle East, including Egypt and Syria, are affecting the political stability of those countries. It is not clear how this instability will develop and how it will affect the political and security situation in the Middle East. This instability has raised concerns regarding security in the region and the potential for armed conflict. In addition, it is widely believed that Iran, which has previously threatened to attack Israel, has been increasing efforts to achieve nuclear capability. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza and Hezbollah in Lebanon. Additionally, the Islamic State of Iraq and Levant (“ISIL”) a violent jihadist group, is involved in hostilities in Iraq and Syria and has been growing in influence. Although ISIL’s activities have not directly affected the political and economic conditions in Israel, ISIL’s stated purpose is to take control of the Middle East, including Israel. The tension between Israel and Iran and/or these groups may escalate in the future and turn violent, which could affect the Israeli economy in general and us in particular. Any potential future conflict could also include missile strikes against parts of Israel, including our offices and facilities. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government has in the past covered the reinstatement value of certain damages that were caused by terrorist attacks or acts of war, we cannot assure that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions generally and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial conditions or the expansion of our business.

Our operations are subject to currency and interest rate fluctuations.

We incur expenses in U.S. dollars and NIS, but our financial statements are denominated in U.S. dollars. The U.S. dollar is our functional currency. However, as we also incur expenses in NIS, we are affected by foreign currency exchange fluctuations through both translation risk and transaction risk. As a result, we are exposed to the risk that the NIS may appreciate relative to the dollar, or, if the NIS instead devalues relative to the dollar, that the inflation rate in Israel may exceed such rate of devaluation of the NIS, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the dollar cost of our operations in Israel would increase and our dollar-denominated results of operations would be adversely affected.

It may be difficult to enforce a judgment of a United States court against us and our officers and directors to assert United States securities laws claims in Israel or to serve process on our officers and directors and these experts.

Our executive office, corporate headquarters and manufacturing facilities are located in Israel. In addition, all of our officers and directors are residents of Israel. All of our assets and most of the assets of these persons are located in Israel. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to United States securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of United States securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not United States law is applicable to the claim. If United States law is found to be applicable, the content of applicable United States law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a United States or foreign court.

Our operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

Our employees and consultants in Israel, including members of our senior management, may be obligated to perform one month, and in some cases longer periods, of military reserve duty until they reach the age of 40 (or older, for citizens who hold certain positions in the Israeli armed forces reserves) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be similar large-scale military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our officers, directors, employees and consultants. Such disruption could materially adversely affect our business and operations.

LEGAL MATTERS

On February 14, 2018, a complaint was filed against the: (i) Duke, (ii) Duke Israel, (iii) Aphek Trading Kadosh and Razi Ltd. (“Aphek”) an Israeli corporation owned by Raziel Atuar and Amir Kadosh, and (iv) Mr. Sagiv Aharon, currently, Duke’s CTO, CEO, President and Director by Blackhawk Laboratories (the “Plaintiff”), a U.S. based company, in the Central District of Israel (Case No. 31727-02-18). Following a procedural agreement between the Plaintiff and defendants, the complaint was transferred to the District Court in Tel Aviv.

The complaint asserts a claim for breach of contract, breach of duty, negligence and unjust enrichment with regards to a services agreement dated June 13, 2014, between the Plaintiff and Duke Israel. The complaint asserts that Duke Israel agreed to pay for certain services alleged to have been performed by the Plaintiff and that the Plaintiff was entitled to receive 8% of the issued and outstanding shares of common stock of Duke Israel over a 12 month period from June 2014 to June 2015.

The Plaintiff’s complaint seeks an order requiring either Duke Israel to issue to the Plaintiff 8% of its issued and outstanding shares of our common stock; or alternatively for Duke to issue to the plaintiff 4.8% of its issued and outstanding shares of our common stock; or alternatively for Aphek and Mr. Aharon Sagiv to transfer 8% of their shareholdings in Duke to the Plaintiff.

The defendants believe the Plaintiff’s complaint has no merit and they intend to vigorously defend the lawsuit.

Duke does not believe the lawsuit will have a material effect on the Company as Mr. Raziel Atuar, Mr. Amir Kadosh and Mr. Sagiv Aharon have agreed to indemnify the Company and Duke Israel for any losses to the Company and Duke Israel as a result thereof, including, but not limited to monetary damages and be responsible for the issuance of any shares of common stock of Duke Israel or Duke in the event the Plaintiff is successful in its lawsuit.

PROPERTIES

Our principal executive office is currently located at 1 Etgar Street, Tirat-Carmel, Israel. In July 2018 and June 2019, Duke Israel executed two independent lease agreements (the “2018 Lease” and the “2019 Lease”) to lease separate spaces at the address of our principal executive office. The July 2018 Lease is in effect until June 30, 2020 while the June 2019 Lease is in effect for 12 months from the date thereof and includes two successive optional extension periods of 12 months each. In addition, pursuant to an agreement entered into by Duke, we have the right to use office space and receive other administrative services at a location in the State of Florida.

POST-SHARE EXCHANGE BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table provides information as of March 10, 2020, regarding beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of our common stock, (i) each of our directors; (ii) our executive officer; and (iii) all of our directors and executive officer as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and includes voting or investment power with respect to shares beneficially owned. The information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

We believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, each beneficial owner’s address is: c/o Duke Robotics, 1 Etgar Street (1st Floor), Tirat-Carmel, Israel 3903212.

Name and Address	Beneficial Ownership	Percent of Class(1)
5% Stockholders
Afek Trading – Kadosh and Razi Ltd. (2)	7,659,536	19.10%
Elisheva Ansbacher (3)	3,050,959	7.49%
Ximena Benitez Garcia (4)	3,050,959	7.49%
Moshe Zuk (5)	2,423,901	5.97%
Eran Meytal (6)	2,033,974	5.02%

Officers and Directors
Sagiv Aharon	5,061,631	12.62%
Yariv Alroy	5,813,266	14.50%
Erez Nachtomy	1,316,801	3.29%
Eran Antebi	-	-%
Officers and Directors as a group (4 persons)	12,191,698	30.41%

(1)	Applicable percentage ownership is based on 40,097,607 shares of common stock outstanding as of March 9, 2020, together with securities exercisable or convertible into shares of common stock within 60 days of March 9, 2020 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 9, 2020 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Address: C/O Mr. Amir Kadosh, Zabotinsky 50, Givat Shmuel, Israel.

(3)	Includes 645,053 shares of common stock issuable upon full conversion of the currently outstanding principal amount of the Convertible Loan Agreement entered into by the shareholder at the conversion price in effect as of the date of this Current Report. Address: 5201 Pine Tree Dr., Miami Beach, FL,33140, USA.

(4)	Includes 645,053 shares of common stock issuable upon full conversion of the currently outstanding principal amount of the Convertible Loan Agreement entered into by the shareholder at the conversion price in effect as of the date of this Current Report. Address: Protasio Tagle 59, San Miguel Chapultepec, 11850, Miguel Hidalgo, CDMX, Mexico.

(5)	Includes 512,476 shares of common stock issuable upon full conversion of the currently outstanding principal amount of the Convertible Loan Agreement entered into by an affiliate of the shareholder at the conversion price in effect as of the date of this Current Report. Zuk Marble Products 1998 Ltd. is the lender under the Convertible Loan Agreement, and to the Company’s knowledge, this is a company held and controlled by Moshe Zuk and as a result thereof, Mr. Zuk may be deemed to be the beneficial owner of such shares. Address: 22 Hataas Street, Kfar Saba, Israel.

(6)	Includes 430,037 shares of common stock issuable upon full conversion of the currently outstanding principal amount of the Convertible Loan Agreement entered into by an affiliate of the shareholder at the conversion price in effect as of the date of this Current Report. Alonim Marketing and Sales Promotion Ltd. is the lender under the Convertible Loan Agreement, and to the Company’s knowledge, this is a company held and controlled by Eran Meytal and as a result thereof, Mr. Meytal may be deemed to be the beneficial owner of such shares. Address: 31 Mordekhai Elkakhi Street, Tel Aviv, Israel.

MANAGEMENT

 Our directors and executive officer and their ages as of March 9, 2020, are as follows:

Name	Age	Position
Yariv Alroy	59	Chairman
Sagiv Aharon	39	Chief Executive Officer, Chief Technology Officer, President and Director
Erez Nachtomy	58	Vice Chairman
Eran Antebi	49	Director

Yariv Alroy, Director and Chairman. Mr. Yariv Alroy is the Managing Director of T.N.S.A Consulting and Management LTD., a private consulting services and investments firm. From 1989 to 1993 Mr. Alroy worked for an Israeli law firm, with his last position as a partner. From 1993 to 1997, Mr. Alroy served as COO of SHAHAL Medical Services, and from 1997 to 2000 as Managing Director of SHL International Ltd. From 2000 until January 2016 Mr. Alroy served as Co-CEO of SHL Telemedicine LTD a company in the field of medical technology development and provision of global telemedicine services, including in the United States, Germany, India, Japan and Israel, traded in the Swiss Stock exchange (SWX:SHLTN). In December 2018 Mr. Alroy was nominated as member of the board of directors and Chairman of SHL Telemedicine. Yariv Alroy holds an LL.B from Tel Aviv University.

Sagiv Aharon, CEO, CTO, President and Director. Mr. Sagiv Aharon co-founded Duke Israel. From 2008 to 2010, Mr. Aharon worked at the Israeli Aerospace Industry as a structural design engineer on a classified hybrid structure (composite/metal) air vehicle. From 2010 to 2011, Mr. Aharon worked at Rafael Advanced Weapon Systems Ltd. as a mechanical design engineer for complex active/reactive armor solutions for land vehicles. From 2011 to 2012, Mr. Aharon worked for Elbit Systems Ltd. (NASDAQ:ESLT) as a mechanical design engineer and a system integrator at several remotely operated weapon systems upon land vehicles. Mr. Aharon also serves as the CEO of Axis Aerospace Mechanical Design Ltd., a company working in the field of airborne structural projects and flight experiments, following strict aerospace level quality standards (AS9100). Mr. Aharon holds a B.Sc. in mechanical engineering with specialty in control and robotics from the Technion – Israel Institute of Technology.

Erez Nachtomy, Director and Vice Chairman. Mr. Erez Nachtomy is the Managing Director of Ermi Nachtomy Assets Ltd., a private consulting services and investments firm. From 1989 until 2001, Mr. Nachtomy practiced law as an associate in one of the leading law firms in Israel, becoming a partner in the firm in 1994 and later on promoted to a senior partner. In March 2001, Mr. Nachtomy joined the executive team of SHL Telemedicine Ltd. (SWX:SHLTN), as Vice President, and from January 2005 to December 2016 he served as Executive Vice President. SHL Telemedicine Ltd. is active in the field of medical technology development and provision of global telemedicine services, including in the United States, Germany, India and Japan. In December 2018 Mr. Nachtomy was nominated as Member of the Board of SHL Telemedicine. Mr. Nachtomy holds an LL.B. from Tel Aviv University, Israel.

Eran Antebi, Director. Mr. Antebi is the Finance Director Omrix Biopharmaceuticals Ltd. (a Johnson & Johnson company) since February 2017. Prior to that he was CFO of SHL Telemedicine Ltd. (SWX:SHLTN) since 2008. Mr. Antebi joined SHL in May 2004 as CFO of ShahalIsrael. Prior to joining SHL, from 2000 to 2004, Mr. Antebi was a manager with Ernst & Young in Israel. Mr. Antebi is a certified public accountant (CPA) in Israel and holds a B.A. in Accounting and Economics from Tel Aviv University, Israel.

In addition to our officers and directors, the following persons serve as advisory board members.

Thurston “Eric” Womble – Advisory Board Member (since June 2018). Mr. Womble brings many years of experience in the defense industry and the executive and legislative branches of the U.S. federal government and currently serves as a consultant with Elbit Systems of America LLC. Prior to that Mr. Womble served as President and Chief Executive Officer of ELTA North America from February 2015 until February 2018. Prior to that, Mr. Womble served in leading executive roles at Northrop Grumman Corporation (NGC) – Huntington Ingalls Industries. He joined NGC with over twenty-three years of experience serving in the Executive and Legislative Branches of the United States federal government.

Leslie Jay Cohen, Ph.D., Advisory Board Member (since January 1, 2017). From 1984 to 1989, Mr. Cohen worked at McDonnell Douglas Aerospace, as Director of Technical Operations and then as Director of Advance Launch System. From 1989 to 1996, Mr. Cohen served as Vice President of Advance Programs for McDonnell Douglas in Russia, working closely with launch vehicle manufacturers and strategic weapon systems designers, and in the United States as Director of the Army/Grumman/McDonnell Douglas Neutral Particle Beam Experiment. From 1996 to 2001, Mr. Cohen served as Director of Advance Program Development for Cytec Fiberite Inc. & AMT I and was responsible for the Aerospace Advanced Program development. From 2001 to 2018, Mr. Cohen served as Senior Vice President of New Business Development and Strategic Technology for Hitco Carbon Composites, a major supplier to the aerospace and industrial markets, where he was responsible for all business development and strategic technology. Mr. Cohen was a Fullbright Hayes Post Doctoral Fellow at the Israel Institute of Technology, and has published over 40 professional papers over the course of his career. Mr. Cohen holds a B.S., M.S., and Ph.D. in Civil Engineering (Structures & Materials) from the Carnegie Institute of Technology.

Danny Rothschild (Major General, Res.), Advisory Board Member (since January 1, 2017). Gen. Rothschild served in the IDF intelligence corps for over thirty years, in various capacities, including Assistant to the IDF Chief of Staff, commander of the IDF Units in Southern Lebanon, Deputy Director of Military Intelligence and Chief of Intelligence Research and Analysis. In 1995, upon retiring from the IDF, Gen. Rothschild co-founded Netacs Security Ltd. where he continues to serve as President. Gen. Rothschild was most recently the Director of the Institute for Policy and Strategy at the Interdisciplinary Center Herzliya and is currently the Chairman of the Annual Herzliya Conference Series on the Balance of Israel’s National Security. Gen. Rothschild has served as a member of the advisory board of the Central Bank of Israel, chairman of the board of trustees of the Afeka Tel Aviv Academic College of Engineering, chairman of the Israeli Board of the America-Israel Friendship League and member of the board of governors of the Hebrew University Jerusalem.

Tal Russo (Major General, Res.), Advisory Board Member (since August 15, 2017). Gen. Russo served in many positions of command in the IDF and was a former GOC Southern Commander and member of the IDF General Staff. He played an integral role in the planning and construction of the southern border fence project that has been responsible for preventing further infiltration by illegal migrants and terrorists. Since his retirement from the IDF in 2013, Gen. Russo has been providing strategic consultancy services to various companies in Israel and abroad. He holds a B.A. in political science from the University of Haifa and an M.B.A. from Tel Aviv University.

Family Relationship

There is no family relationship among the directors and officers of the Company.

Involvement in Certain Legal Proceedings

Over the past ten (10) years, none of our directors or our executive officer, as in place at the Effective Time, have been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a future’s commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. Except as set forth in our discussion below in “Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Corporate Governance

Committees

We do not have an audit or compensation committee and have no independent directors that examines transactions of the nature described herein this item. We do not have any audit or compensation committee. the board of directors performs these functions as a whole. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions. To the extent possible, a majority of the disinterested members of our board of directors will approve future affiliated transactions. Additionally, because the Company’s common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Code of Ethics

We uphold a set of basic values to guide our actions and are committed to maintaining the highest standards of business conduct and corporate governance. At the Effective Time, we adopted an Amended and Restated Code of Business Conduct and Ethics for directors, officers (including our principal executive officer and principal financial officer) and employees, which, in conjunction with our articles of incorporation, and bylaws, form the framework for governance of our Company. The Code of Ethics and Business Conduct, bylaws and article of incorporation are available at our corporate offices.

Director Independence

As our common stock is currently traded on the OTCBB, we are not subject to the rules of any national securities exchange which require that a majority of a listed Company’s directors and specified committees of the board of directors meet independence standards prescribed by such rules. nonetheless, none of the directors currently serving on the board of directors is an independent director within the meaning of NASDAQ Rule 5605(a)(2).

EXECUTIVE COMPENSATION

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to each individual serving as Duke’s principal executive officers during the last completed fiscal years ending December 31, 2019 and 2019. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Summary Compensation Table

(dollars in thousands)

Name and Principal Position	Year	Salary	Bonus	Equity Awards	Option Awards	All Other Compensation	Total
Sagiv Aharon	2019	-	-	-	-	-	-
Chief Executive Officer, Chief Technology Officer and Director	2018	-	-	-	-	-	-

Raziel Atuar	2019	-	-	-	-
Former Chief Executive Officer	2018	-	-	-	-	30	30

Outstanding Equity Awards at Fiscal Year-End

Our named executive officer does not have any currently outstanding equity awards.

Employee Equity Incentive Option Plan

We do not have any employee equity incentive plans; however it is the Company’s intention to adopt such a plan or plans.

Compensation of Directors

The Company does not pay any fees to its respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future. The Company may reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

We do not have an audit or compensation committee and have no independent directors that would otherwise review matters of compensation of our executive officer. Our board of directors performs this function as a whole. Thus, there is a potential conflict in that members of the board of directors who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions. All directors participated in deliberations concerning executive officer compensation, including a director who is also an executive officer, however, such executive officer, our only executive officer, did not receive any compensation during the last fiscal year.  Our executive officer (serving as both the CTO and CEO) has not served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Loan Agreements

On January 1, 2015 the Company executed a Loan Agreement with Aphek, whereby Aphek agreed to provide a loan up to an amount of approximately $132,000 (the “Aphek Loan”). On January 1, 2015 the Company executed a Loan Agreement with Sagiv Aharon whereby he agreed to provide a loan of approximately $55,000 (the “Sagiv Loan”). The Aphek Loan and Sagiv Loan bear interest rates as defined in Section 3(j) of the Israeli tax ordinance (the interest rate for 2015 is 3.05% and 2.56% for 2016). On June 5, 2016, the Company executed a Loan Agreement with Iki Alroy Investment Ltd., Erez Alroy Investment Ltd. and Ermi Nachtomy Assets Ltd. (collectively, the “Lenders”), whereby the Lenders agreed to provide a loan in an aggregate amount of $100,000 to $500,000 in the aggregate (the “Group Loan”). Pursuant to the terms of the Group Loan, the Lenders were scheduled to provide monthly installments of between $20,000 and $40,000, subject to the Lender’s discretion. The Group Loan bears an annual fixed interest rate of 3%. Any additional amounts lent to Duke in 2017 by Aphek, Sagiv or the Lenders, over the amounts stated in the Aphek Loan and Sagiv Loan agreements or the Group Loan agreement, were made available to Duke on the same terms as stated in the respective agreements.

On November 20, 2017, Duke Israel made available to Mr. Sagiv Aharon, Duke’s CEO and CTO and Director, a loan in the amount of $10,000. This loan shall bear interest rates as defined in the Israeli tax ordinance. The Loan, including the accumulated interest amount, shall be repaid at the earlier of the following dates: (i) December 31, 2019; or (ii) at the date of repayment of the loan made available by Mr. Aharon to the Company according to a loan agreement dated January 1, 2015; or (iii) from any dividend or other distribution to be made by Duke to its shareholders. Mr. Aharon is entitled to repay the outstanding amount of the loan at any time.

On November 20, 2017, Duke made available to Mr. Raziel Atuar, then Duke’s CEO, a loan in the amount of $10,000. The loan shall bear an annual fixed interest of 3.25%. This loan, including the accumulated interest, shall be repaid at the earlier of the following dates: (i) December 31, 2019; or (ii) at the date of repayment of the loan made available by Aphek to Duke Israel, according to a loan agreement dated January 1, 2015; (iii) from any dividend or other distribution to be made by the Company to its shareholders. Mr. Atuar is entitled to prepay the outstanding amount of the loan at any time. The loans made from Duke to each of Messrs. Aharon and Sagiv were extinguished in connection with the Debt Cancellation Letters (as defined below) and are referred to as the Personal Loans.

Before entering into the Share Exchange Agreement, Duke entered into debt cancellation letters (the “Debt Cancellation Letters”) with each of the Lenders who are parties to the Group Loan and with each of Aphek and Sagiv Aharon under each of the Aphek and Sagiv Loans and their respective Personal Loans. Pursuant to the Debt Cancellation Letters, (i) 166,602 shares of Duke common stock were issued in exchange for the cancellation of $123,286 in debt, leaving $55,394 outstanding under the Aphek Loan, (i) 75,059 shares of Duke common stock were issued in exchange for the cancellation of $55,544 in debt, leaving $24,956 outstanding under the Sagiv Loan and (i) 600,474 shares of Duke common stock were issued in exchange for the cancellation of $444,350 in debt, leaving $199,650 outstanding under the Group Loan (collectively, the “Outstanding Duke Debt”).

The Outstanding Duke Debt, including interest (which shall bear an annual fixed interest rate of 3% as of January 1, 2020), shall be repaid at the date upon which Duke or the Company raises at least $15 million and has achieved earnings before interest, tax, depreciation and amortization of $3 million, but not before the three year anniversary of the Effective Time and the full repayment of the amounts outstanding under the Convertible Loan Agreements, unless such repayment is otherwise waived by the parties to the Convertible Loan Agreements.

Registration Rights Agreement

The Company entered into the Registration Rights Agreement with, among others, Alpha, GBC, the Primary Lenders, to permit them to have their securities in the Company included in a registration statement for resale by the holder when filed by the Company on a piggyback basis and one demand registration right. The Company is responsible for bearing the costs of any of these acts of registration of the securities.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below are the sales of all securities by the Company since March 2017, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

On March 10, 2020, pursuant to the Share Exchange, the Company issued an aggregate of 28,469,065 shares of its common stock to the Duke stockholders in exchange for 22,920,107 shares of Duke’s issued and outstanding shares of common stock.

In addition, also on March 6, 2020, subject to the closing of the Share Exchange, in connection with the Share Exchange, the Company issued (i) an aggregate of 9,623,621 shares of its common stock to the Primary Lenders in connection with the Note Conversion, (ii) an aggregate of 763,953 shares of common stock to Alpha and GBC and (iii) 45,968 shares of common stock in connection with the exercise of an outstanding employee stock option. In addition, we entered into the Convertible Loan Agreements, pursuant to which we may issue additional shares of common stock, in accordance with the conversion price as then in effect and the principal amount then outstanding.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no established public trading market for our shares of common stock. Our common stock is quoted on and trades in the OTCQB of the OTC Marketplace under the symbol of “USDR”. The OTC Market is a computer network that provides information on current “bids” and “asks”, as well as volume information. Trading in stocks quoted on the OTC Markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. Furthermore, quotations on the OTC Marketplace reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

As of March 9, 2020, there were approximately 57 holders of record of our common stock.

Dividends

We have not paid dividends on our common stock since inception and the Company does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends on retaining earnings, if any, to reinvest in its development and growth. The declaration of dividends in the future will be at the election of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other factors the board of directors deems relevant.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 110,000,000 shares comprised of 100,000,000 shares of common stock, $0.0001 par value; and 10,000,000 shares of preferred stock, $0.0001 par value. As of the Effective Time, the Company had 40,097,607 shares of common stock issued and outstanding while no shares of the Company’s preferred stock are outstanding.

Common Stock

Holders of Company’s common stock are entitled to one (1) vote per share on each matter submitted to vote at a meeting of Company’s stockholders. Holders of common stock do not have cumulative voting rights. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s common stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, if any, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Preferred Stock

 Our articles of incorporation permit us to issue up to ten (10) million shares of preferred stock with such rights and preferences as the board of directors may designate.  As a result, our board of directors may authorize a series of preferred stock that would grant to preferred stockholders’ preferential rights to our assets upon liquidation; the right to receive dividends before dividends become payable to our common stockholders; the right to redemption of the preferred stock prior to the redemption of our common stock; and super-voting rights to our preferred stockholders.  To the extent that we designate and issue such a class or series of preferred stock, the rights of our common stockholders may be impaired.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our articles of incorporation provide for the indemnification of directors to the fullest extent permissible under Nevada law. Our bylaws provide for the indemnification of officers, directors and other agents acting on our behalf to an extent consistent with applicable provisions of the Nevada Revised Statutes (“NRS”).

Section 78.7502(1) of the NRS authorizes a Nevada corporation to indemnify any director, officer, employee or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role.  Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation.  The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests.  Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he or she be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Section 78.751(1) of the NRS limits indemnification under Sections 78.7502(1) and 78.7502(2), with the exception of court-ordered indemnification or advancement pursuant to Section 78.751(3) of the NRS, to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Pursuant to Section 78.751(2) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors.  Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role. We have obtained directors and officers insurance for the benefit of our directors and officers.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with such liabilities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Prior to the Effective Time, and pursuant to Article VIII of the Company’s Articles of Incorporation and Article VIII of the Company’s Bylaws, and to the fullest extent allowable under Nevada law, the Company agreed to indemnify and hold harmless all of its directors, officers, employees and agents of any kind whatsoever from and against any action or liability of any type or nature whatsoever by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amount paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, unless prohibited by the NRS.

Item 2.02.	Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

On March 9, 2020, Duke entered into the Share Exchange with the Company, pursuant to which a majority of the issued and outstanding shares of common stock of Duke were purchased by the Company in exchange for shares of the Company’s common stock, resulting in Duke becoming a subsidiary of the Company. Following the Share Exchange, the Company has adopted the business plan of Duke.

As the result of the Share Exchange and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Duke, the accounting acquirer, prior to the Share Exchange are considered the historical financial results of the Company.

As a result of the Share Exchange, we are now a robotics company dedicated to the development of an advanced robotics system that enables remote, real-time, pinpoint accurate firing of small arms and light weapons. Our advanced robotics system is able to achieve pinpoint accuracy regardless of the movement of the weapons platform or the target.

To date, we have generated limited revenue and do not anticipate generating any significant revenue for an extended period of time. Our financing activities are described below under “Liquidity and Capital Resources.”

Operating Results

The selected historical financial information presented below is derived from our audited consolidated financial statements for the year ended December 31, 2018 and our unaudited consolidated financial statements for the period ended September 30, 2019. The data set forth below should be read in conjunction with the financial statements and accompanying notes elsewhere in this Current Report.

Comparison of the nine months ended September 30, 2019 to the nine months ended September 30, 2018

Revenues. For the nine months ended September 30, 2019 and 2018, we derived revenues from demonstrations of our technology to a potential customer of $112,000 and $115,000, respectively, which represented a slight decrease compared to the nine month period ended September 30, 2018, of $3,000.

Cost of Revenues. For the nine months ended September 30, 2019 and 2018, the direct costs relating to the demonstration projects amounted to $105,000 and $82,000 respectively, which represented an increase compared to the nine month period ended September 30, 2018, of $23,000. This increase in the direct cost of revenues was mainly due to changes in specifications to the demonstrations in 2019.

Research and Development. For the nine months ended September 30, 2019 and 2018, our research and development expenses, which consisted primarily of professional services and equipment, amounted to $58,000 and $101,000, respectively, which represented a decrease compared to the nine month period ended September 30, 2018, of $43,000. This decrease in research and development expenses was mainly due to the completion of the major part of a research and development project from the prior year.

General and Administrative Expenses. For the nine months ended September 30, 2019 and 2018, our general and administrative expenses amounted to $632,000 of which $443,000 related to stock-based compensation expense, and $756,000, respectively, of which $543,000 related to stock-based compensation. This decrease of $124,000 in general and administrative expenses was mainly due to a decrease in stock-based compensation expenses of $100,000 and reductions in professional fees compared to the nine month period ended September 30, 2018.

Financial Expenses. For the nine months ended September 30, 2019 and 2018, our financial expense amounted to $81,000 and $108,000, respectively, which represented a decrease compared to the nine month period ended September 30, 2018, of $27,000. Finance expenses included the interest payments made on loans received by Duke to finance its activities as well as exchange rate differences resulting from variations in the shekel exchange rate to the dollar during the periods.

Net Loss. For the nine months ended September 30, 2019 and 2018, we recorded a net loss of $764,000 and $932,000, respectively, which represented a decrease compared to the nine month period ended September 30, 2018, of $168,000. The decrease in the net loss was mainly due to the reductions in general and administrative expenses and financial expenses compared to the nine month period ended September 30, 2018.

Comparison of the year ended December 31, 2018 to the year ended December 31, 2017

Revenues. For the year ended December 31, 2018 and 2017, we derived revenues from demonstrations of our technology to a potential customer of $450,000 and $195,000, respectively, which represented an increase compared to the year ended December 31, 2017, of $255,000. This increase in revenues was mainly due to commencement of demonstrations of our technology to a potential customer.

Cost of Revenues. For the year ended December 31, 2018 and 2017, the direct costs relating to the demonstration projects including components and equipment purchased from suppliers, sub-contractors and labor costs, amounted to $330,000 and $162,000 respectively, which represented an increase compared to the year ended December 31, 2017, of $168,000. This increase in the direct cost of revenues was mainly due to the commencement of demonstrations of our technology to a new potential customer.

Research and Development. For the year ended December 31, 2018 and 2017, our research and development expenses, which consisted primarily of professional services and equipment, amounted to $133,000 and $207,000, respectively, which represented a decrease for the year of $74,000. This decrease in research and development expenses was mainly due to the completion of an earlier research and development project and the slower implementation of a new project.

General and Administrative Expenses. For the year ended December 31, 2018 and 2017, our general and administrative expenses amounted to $1,120,000 of which $748,000 related to stock-based compensation expense, and $689,000, respectively, of which $477,000 related to stock-based compensation, for the year ended December 31, 2017. The increases in expenses compared to the year ended December 31, 2017, of $160,000, excluding the stock-based compensation, was due mainly to professional and other fees.

Financial Expenses. For the year ended December 31, 2018 and 2017, our financial expense amounted to $40,000 from $61,000, respectively, which represented a decrease compared to the year ended December 31, 2017, of $21,000. Finance expenses included the interest payments made on loans received by Duke to finance its activities as well as exchange rate differences resulting from variations in the shekel exchange rate to the U.S. dollar.

Net Loss. For the year ended December 31, 2018 and 2017, we recorded a net loss of $1,173,000 and $924,000, respectively, which represented an increase compared to the year ended December 31, 2017, of $249,000. The increase in the net loss was mainly due to the increase in general and administrative expenses which were offset by an increase in gross profit and decrease in research and development expenses.

Critical Accounting Policies

This MD&A of Financial Condition and Results of Operations discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In connection with the preparation of our financial statements, we are required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material. As applicable to the consolidated financial statements included elsewhere in this Current Report, the most significant estimates and assumptions relate to the going concern assumptions and stock based compensation.

Our significant accounting policies are discussed in Note 2, “Summary of Significant Accounting Policies,” of the notes to consolidated financial statements included elsewhere in this Current Report. Our management believes that, as for the financial statements for the periods included in this Current Report, the “going concern” assessment is a critical accounting policy. However, due to the early stage of operations of the Company, there are no other accounting policies that are considered to be critical accounting policies by management.

Going Concern Uncertainty

The development and commercialization of our product will require substantial expenditures. We have not yet generated any material revenues and have incurred substantial accumulated deficit and negative operating cash flows. We currently have no sources of recurring revenue and are therefore dependent upon external sources for financing our operations. There can be no assurance that we will succeed in obtaining the necessary financing to continue our operations. As a result, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources

Since inception, we have devoted substantially all our efforts to research and development and are still in the development stage. We have incurred accumulated losses since inception of $3,416,000 and the extent of our future operating losses and the timing of becoming profitable are uncertain. These conditions raise substantial doubt about our ability to continue to operate as a going concern. Our ability to continue operating as a “going concern” is dependent on several factors, among them is the ability to raise sufficient additional funding.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the nine months ended September 30, 2019 our loss of $764,000 included non-cash stock-based compensation of $443,000. There was an improvement in working capital of $145,000 as well as benefits from exchange differences between the Israeli shekel and the US dollar of $62,000.

As a result of the above and after repaying bank loans of $23,000, our cash balance declined during the nine months ended September 30, 2019 by $135,000 and as of September 30, 2019 we had a cash balance of $55,000 compared to the cash balance of $190,000 as of December 31, 2018. We have no cash equivalents.

Since our inception we have funded our operations through bank loans, loans provided by our shareholders and demonstration projects of our technology to potential customers.

On February 29, 2016, we signed a loan agreement with an Israeli bank pursuant to which NIS 500,000 ($128,000) was provided at a variable annual rate of 4.25%. The outstanding loan is being repaid in 60 equal installments through February 28, 2021. The loan is collateralized by substantially all of the assets of Duke Israel and its common stock.

On August 5, 2015, we obtained a loan from an Israeli bank pursuant to which NIS 250,000 ($65,000) was provided at a variable annual rate of 3.6%. The outstanding loan is being repaid in 60 equal installments through August 15, 2020.

On November 19, 2014, we signed a loan agreement with an Israeli bank pursuant to which NIS 260,000 ($67,000) was provided at a variable annual rate of 6.5%. The outstanding loan was repaid in 54 equal installments through April 30, 2019.

As of September 30, 2019, the outstanding balance of the bank loans stood at $43,000 and as of December 31, 2018 at $66,000.

Since our inception until 2017, certain Duke stockholders provided loans on an as needed basis. Loans in the amount of $685,000 bear an annual fixed interest of 3% and loans in the amount of $313,000 bear an annual interest rate as defined in Section 3(j) of the Israeli tax ordinance, which is currently at 2.56%. As of September 30, 2019 and December 31, 2018, the outstanding balances of such stockholders’ loans were $998,000 and $954,000, respectively.

As of the Effective Time, except for stockholders’ loans in an amount of $280,000 (the “Outstanding Stockholders’ Loans”), the accumulated interest on the stockholders’ loans was waived, and the principal of the stockholders’ loans was converted into equity. The Outstanding Stockholders’ Loans, including the accumulated interest amount, shall be repaid on the earlier of the following: (i) three years after the Effective Date; or (ii) the Company raised capital amounting to at least $15 million following the Effective Date and the Earnings before interest, tax, depreciation and amortization of the Company has reached an amount of $3 million.

On August 9, 2017, our Regulation A Offering Circular was qualified by the SEC. The Reg A Offering ended on August 3, 2018. Pursuant to this Reg A Offering, we issued 93,077 shares of common stock for total proceeds of $75,000, net of issuance and registration expenses.

On January 25, 2018, the Company and a private investor entered into a convertible loan agreement in the amount of $400,000, bearing an annual interest rate of 6% (the “2018 CLA”). The 2018 CLA, including accumulated interest, was converted into equity at the Effective Time.

In connection with the Share Exchange, immediately prior to the Effective Time, the Company entered into the Convertible Loan Agreements. The terms of the Convertible Loan Agreements require repayment of the borrowed amount by the one-year anniversary of the Effective Time, unless, at the Company’s discretion, and subject to its compliance with any and all terms of the material terms of the Convertible Loan Agreements, the term of such loans is extended for an additional twelve (12) month period. The terms of the Convertible Loan Agreements also provide that we may repay any portion of the remaining outstanding loan amount, without penalty, provided, however, that we provide the specific Primary Lender with three business days’ written notice prior to such repayment, during which time the Primary Lender may elect to convert any or all of the outstanding loan amount into shares of common stock of the Company. The Convertible Loan Agreements bear simple interest at a rate equal to 15% per annum, payable on the 15th day of each calendar month.

The Primary Lenders will have the option to convert the unpaid balance of their respective Convertible Loans into shares of the Company’s common stock based on the lower of (A) lowest effective price per share set in connection with any funds raised by the Company during the six (6) months following the Effective Time. “Effective price” per share means (i) if only shares of Company common stock are sold in a transaction, the amount actually received in cash by the Company and (ii) if shares of Company common stock are sold in a transaction and, in connection therewith additional securities or rights are sold or otherwise issued, the amount actually received in cash by the Company, for the shares of Company common stock and such additional rights upon their issuance, reduced by the aggregate fair market value of the additional rights (as determined using the Black-Scholes option pricing model or another method determined by the Company in good faith), in each case divided by the number of shares of Company common stock issued in such transaction; (B) 80% of the lowest effective price per share set in connection with any funds raise by the Company at any time subsequent to six (6) months following the Effective Time until such time as the loans outstanding under all of the Convertible Loan Agreements are fully repaid or otherwise converted provided, however, that such price per share shall not be available in the event of an issuance of Alternative Securities to the Primary Lender); (C) a price per share reflecting a post-money valuation of the Company of $15,000,000 following the next investment in the Company following the Effective Time; or (D) the conversion price, as adjusted for a Dilutive Event, under the New Debentures. The conversion price is currently $0.374.

Also in connection with the Share Exchange, the Company entered into the Alpha Agreement and GBC Agreement, pursuant to which it issued to each party shares of common stock and the New Debentures in the aggregate amount of $400,000, which mature three years from the Effective Time and have an interest rate of 8% per year. The New Debentures have an Original Conversion Price but may be adjusted in the event of a Dilutive Event.

We believe that the result of the Share Exchange provides us with a platform to be utilized to raise funding that is required to further sustain and develop our operations. Therefore, in the forthcoming period we intend to continue to undertake efforts to raise additional funding; provided, however, that there can be no assurance that we will be able to raise capital, or that any capital raise will be on favorable terms or on terms that do not create further dilution to the Company’s stockholders.

Financing Needs

In view of our cash balance following the above transactions, we anticipate that our cash balances will be sufficient to permit us to conduct our operations up to the second half of 2021. The Company may also satisfy its liquidity through the sale of its securities, either in public or private transactions.

If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.

Item 3.02.	Unregistered Sales of Equity Securities.

As disclosed in Item 2.01 of this Current Report, pursuant to the Share Exchange, the Company issued an aggregate of 28,469,065 shares of its common stock to the Duke stockholders in exchange for 22,920,107 shares of Duke’s issued and outstanding shares of common stock.

In addition, as disclosed in Item 2.01, in connection with the Share Exchange, prior to the Effective Time, subject to the closing of the Share Exchange, the Company issued (i) an aggregate of 9,623,621 shares of its common stock to the Primary Lenders in connection with the Note Conversion, (ii) an aggregate of 763,953 shares of common stock to Alpha and GBC and (iii) 45,968 shares of common stock in connection with the exercise of an outstanding employee stock option.

As disclosed in Item 2.01, the Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act. In addition, we entered into the Convertible Loan Agreements, pursuant to which we may issue additional shares of common stock, in accordance with the conversion price as then in effect and the principal amount then outstanding.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 3.02.

Item 5.01.	Changes in Control of Registrant

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2020, the board of directors of the Company approved an amendment to the Bylaws of the Company (the “Bylaws”) to add a provision stating that the Company will not transfer shares of its common stock that are issued and outstanding pursuant to Regulation S under the Securities Act, unless such transfer is registered with the U.S. Securities and Exchange Commission.

A copy of the Bylaws is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Share Exchange, the Company ceased being a “shell company” as defined in Rule 12b-2 under the Exchange Act. The information with respect to the transaction set forth in Items 1.01 and 2.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of Duke for the years ended December 31, 2018 and December 31, 2017 and the unaudited financial statements of Duke for the nine months ended September 30, 2019 and 2018 is filed herewith as Exhibit 99.1, respectively, and is incorporated herein by reference.

(b)	Pro Forma Financials

The unaudited pro forma balance sheet and statement of operations of the Company and Duke and notes thereto are filed herewith as Exhibit 99.2 hereto and are incorporated herein by reference.

(d)	The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Share Exchange Agreement dated March 4, 2020, by and among UAS Drone Corp., Duke Robotics, Inc., and the shareholders of Duke Robotics, Inc. who execute and deliver this Share Exchange Agreement.
3.1	Articles of Incorporation as filed on February 4, 2015 (incorporated by reference to our Registration Statement on Form S-1 filed on August 25, 2019).
3.2	Bylaws, as amended, on March 4, 2020.
10.1	Form of Convertible Loan Agreement dated March 9, 2020 between UAS Drone Corp. and certain lenders.
10.2	Form of Securities Exchange Agreement dated March 9, 2020 between UAS Drone Corp. and Alpha Capital Anstalt.
10.3	Form of Securities Exchange Agreement dated March 9, 2020 between UAS Drone Corp. and GreenBlock Capital LLC.
10.4	Form of Securities Exchange Agreement dated March 9, 2020 between UAS Drone Corp. and certain lenders.
10.5	Registration Rights Agreement dated March 9, 2020 and certain investors.
10.6	8% Convertible Debenture of Alpha Capital Anstalt.
10.7	8% Convertible Debenture of GreenBlock Capital LLC
21.1	List of Subsidiaries of the Company.
99.1	Audited Financial Statements of Duke Robotics, Inc. for the years ended December 31, 2017 and December 31, 2018 and the Unaudited Financial Statements of Duke Robotics, Inc. for the nine months ended September 30, 2019 and 2018.
99.2	Unaudited Pro Forma Balance Sheet and Statement of Operations of UAS Drone Corp. and Duke Robotics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UAS DRONE CORP.
Dated: March 10, 2020
	By:	/s/ Sagiv Aharon
		Name:	Sagiv Aharon
		Title:	Chief Executive Officer, Chief Technology Officer, President and Director